Exhibit 99.1

PRESS RELEASE

For Immediate Release

For Further Information Contact:

W. Alex Hall, Interim President and Chief Executive Officer

Integrity Financial Corporation

Phone: (828) 322-8167

INTEGRITY FINANCIAL CORPORATION RETAINS MCCOLL PARTNERS, LLC

HICKORY, N.C.-February 23, 2005 - Integrity Financial Corporation announced today that it has retained the investment banking firm of McColl Partners, LLC to assist Integrity with certain investment banking matters, including its current and prospective strategic alternatives.

The board of directors of Integrity has directed McColl Partners’ Financial Institutions Group to study all possible alternatives available to the company to enhance shareholder value and has not placed any restrictions or limitations upon the range of alternatives that McColl Partners may consider. The board intends to take any alternatives presented by McColl Partners under advisement and will act accordingly, in the best interests of its shareholders.

“We are pleased to be working with McColl Partners in connection with our Board of Directors’ exploration of strategic alternatives and its continuing commitment to enhance shareholder value,” said W. Alex Hall, interim President and Chief Executive Officer of Integrity Financial Corporation.

Integrity Financial Corporation has its headquarters in Hickory, NC (NASDAQ: IFCB). Integrity Financial Corporation is the holding company for Catawba Valley Bank, Hickory, NC and First Gaston Bank, Gastonia, NC.

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